Exhibit 99.1

IMMUNOMEDICS ISSUES OPEN LETTER HIGHLIGHTING THE CLEAR DECISION

TO VOTE FOR IMMUNOMEDICS TO ENSURE CONTINUED VALUE CREATION

Immunomedics Intends to Implement a Non-Dilutive, Lower Risk and Potentially Higher Reward Strategy that Considers the Interests of ALL Stockholders

Immunomedics’ Plan is Significantly Different from venBio's Highly Risky and Expensive, Self-Interested Plan that Would be Significantly Dilutive to All Other Immunomedics’ Stockholders

venBio has Disclosed its Self-Serving Agenda to Attempt to Terminate the Value- Creating Seattle Genetics Transaction

Immunomedics Urges Stockholders to Vote "FOR" the Company's Director Nominees on the WHITE Proxy Card

Morris Plains, N.J., February 27, 2017 – Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or “the Company”) today issued an open letter to Immunomedics’ stockholders and recommended that stockholders vote "FOR" each of the Company's highly qualified director nominees -- Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan -- on the WHITE proxy card in connection with the Company's 2016 Annual Meeting of Stockholders being held on Friday, March 3, 2017. Given that the Annual Meeting is just days away, Immunomedics’ stockholders should vote by telephone or by Internet using the instructions provided with the WHITE proxy card and related materials.

The full text of the letter follows:

Dear Immunomedics Stockholders,

With the 2016 Annual Meeting of Stockholders only a few days away, it is critical that you understand exactly what and how much is at stake.

As you are all aware, venBio Select Advisor, LLC (“venBio”) has taken harmful actions towards Immunomedics, including filing a lawsuit to delay and attempt to destroy the Company’s value-creating transaction with Seattle Genetics (NASDAQ: SGEN), which is supported by numerous independent analysts. Seattle Genetics is an industry leader in developing and commercializing antibody-drug conjugates (ADCs), and since IMMU-132 will be a top priority, we are confident they will help develop and commercialize IMMU-132 globally in multiple indications beyond TNBC and in multiple regions beyond the United States.

Immunomedics’ stockholders should be aware that you are voting on whether you want a single hedge fund and its hand-picked affiliates to take effective control of your company. Handing venBio control of Immunomedics would significantly delay the development of IMMU-132 because venBio has no real plan for its development, stating that they will spend “100 days” evaluating next steps, seeking to terminate the Seattle Genetics transaction and terminating key senior management. Furthermore, venBio's “plan” would require Immunomedics to raise a significant amount of capital in a short period of time to continue operations, and venBio has disclosed that it intends to raise capital in a highly dilutive financing, which would be at the expense of all other stockholders.

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Put simply, if venBio takes control, they will certainly delay the millions of dollars of value of the Seattle Genetics transaction, including the upfront payment, milestone payments and royalties, significantly dilute other stockholders and delay IMMU-132's availability to late-stage cancer patients. It seems that, when considering the cancer patients we serve, venBio's objectives are morally improper.

DEMAND ANSWERS FROM VENBIO SO THEY CAN GIVE YOU THE INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

venBio’s “100-day plan” comprises only the vague notion that they will attempt to develop and reveal their plan. Your new Directors have clearly been acting on the behalf of all Immunomedics’ stockholders by keeping all the promises they have made to you. We believe that you are entitled to hear a clear and transparent strategy from venBio, and that you deserve to know venBio's future plans that could negatively impact the value of your investment, prior to voting at the Annual Meeting. Control of the Immunomedics Board would be given to venBio without the customary control premium paid to all remaining stockholders.

We understand that venBio has not disclosed a credible plan because they plan to recapitalize the entire company. We are confident that this is a primary reason they refused to settle the proxy fight – because they will need control of your Board for preferential financings that will be highly dilutive to other stockholders. We believe their intentions are not only legally and morally questionable, but also are highly dilutive, risky and would delay the realization of stockholder value that your new Board has created through the transaction with Seattle Genetics.

Here are some critical questions we expect that venBio won’t answer that underscore why they will destroy value and put your investment at risk. Don’t be satisfied with silence:

1.	How does venBio plan to replace the $250 million upfront plus other payments from Seattle Genetics?
2.	Does venBio expect to invest well over $250 million in Immunomedics – and if so, at what price, with how many warrants, and to which Immunomedics stockholders?
3.	Why trade a transaction that we expect to close shortly – and which follows a robust, arms’ length process – for a conflicted transaction whereby venBio will issue equity to themselves and dilute other stockholders, with no credible plan to replace the Seattle Genetics transaction?
4.	Who does venBio plan to appoint as CEO in the first 100 days, and who runs the Company during this time?
5.	Who will venBio appoint as Chief Scientific Officer and Chief Patent Officer?

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6.	Who will keep the trials for IMMU-132, IMMU-130 and IMMU-114 on track and prioritize indications for IMMU-132?
7.	Most importantly, how will venBio successfully complete the Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) for triple-negative breast cancer (TNBC) in a timely manner if they delay or destroy the transaction with Seattle Genetics?
8.	How will venBio further the ongoing interactions with FDA with regard to securing additional Breakthrough Therapy designations for IMMU-132, which are time-sensitive?
9.	Will venBio terminate the Company’s relationship with Greenhill & Co., its investment banker that is continuing licensing discussions for Immunomedics’ other promising products and technologies in order to advance development and commercialization, as well as shareholder value?

venBio’s nominees, Khalid Islam, Scott Canute, Peter Barton Hutt, and Behzad Aghazadeh, are NOT qualified to continue our work with Seattle Genetics, submit the BLA to the FDA in a timely manner or execute on Immunomedics’ ongoing strategic process to continue driving value for ALL stockholders and patients. In fact, Behzad Aghazadeh has never served on a Board of Directors, much less on one of a publicly-traded biotech or pharma company. Additionally, none of venBio’s nominees have ever been involved in clinical trials or discovery for a cancer drug as an officer of a public company.

Additionally, venBio continues to make egregious, misleading and false statements about Immunomedics’ Board in the hopes that they deceive Immunomedics’ stockholders. In our January 30th presentation to stockholders, we highlighted and exposed venBio’s misleading statements. This lack of honestly will not bode well if they are running the Company.

DO NOT RISK the certain value of Seattle Genetics licensing agreement, which provides up to $2 billion in value, plus potential additional royalties, on venBio’s empty, nebulous 100-day plan.

Your new Directors have a history of development and commercialization of oncology products.

YOUR NEW BOARD HAS A CLEAR PLAN AND IS WORKING DILIGENTLY
WITH SEATTLE GENETICS TO PLAN FOR A SEAMLESS TRANSITION OF IMMU-132

TIME IS SHORT - PROTECT THE VALUE OF YOUR INVESTMENT

Protect the value of your investment in Immunomedics by voting “FOR” each of Immunomedics seven nominees TODAY by telephone or internet using the instructions provided with the WHITE proxy card and related materials and recommends that stockholders vote "FOR" each of the Company's highly qualified director nominees - Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan.

IT IS IMPORTANT THAT IMMUNOMEDICS STOCKHOLDERS VOTE AS SOON AS POSSIBLE NO MATTER HOW MANY OR HOW FEW SHARES THEY OWN – MAKE SURE YOUR VOICE IS HEARD

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On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Your new Board of Directors

/s/ Dr. David M. Goldenberg	/s/ Jason Aryeh	/s/ Brian A. Markison
Dr. David M. Goldenberg, Chairman	Jason Aryeh, Vice Chairman	Brian A. Markison, Lead Independent Director

/s/ Robert Forrester	/s/ Dr. Geoff Cox	/s/ Bob Oliver
Robert Forrester, Independent Director	Dr. Geoff Cox, Independent Director	Bob Oliver, Independent Director

/s/ Cynthia L. Sullivan
Cynthia L. Sullivan, Director

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

Greenhill & Co., LLC, is serving as financial advisor to Immunomedics. DLA Piper LLP (US) and Vinson & Elkins L.L.P. are serving as legal advisors.

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About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 306 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Important Additional Information

Immunomedics, Inc, (the “Company”) its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT FILED ON JANUARY 9, 2017 (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

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Forward-Looking Statements

This letter, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch / Bob Marese

MacKenzie Partners, Inc.

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

(212) 929-5500

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